EXHIBIT 99

WWA GROUP ENCOURAGES SHAREHOLDERS TO VIEW VIDEO PRESENTATION OF DUBAI OPERATIONS

DUBAI, United Arab Emirates: January 29, 2007 — WWA Group, Inc. (OTCBB: WWAG), today encouraged shareholders and the public alike to view a video feed shot in Dubai that presents a condensed overview of the company’s operations in the region and provides some insight into the company’s plans for expansion.

The video presentation features WWA Group’s chief executive officer, Eric Montandon, and can be accessed over the Internet at

www.wwagroup.com

About WWA Group

WWA Group, through its wholly owned subsidiary World Wide Auctioneers, Ltd., is one of the world’s largest auctioneers of transportation and industrial equipment. For further investor information, please contact Eric Montandon at 011 971 4 881 6142 or access WWA Group’s websites at www.wwagroup.com and www.ironauctions.com. For recent news and quotes, visit Yahoo! Finance at http://finance.yahoo.com/q?s=wwag.ob

Forward-Looking Statements

A number of statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. A safe-harbor provision may not be applicable to the forward-looking statements made in this press release because of certain exclusions under Section 27A(b). These forward-looking statements involve a number of risks and uncertainties, including timely development, and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions and the ability to secure additional sources of financing. The actual results that WWA Group may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. WWA Group encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-KSB and Form 10-QSB. WWA Group’s public filings may be viewed at www.sec.gov.

Contact:

WWA Group Inc.

Eric Montandon, 011 971 4 881 6142

info@ironauctions.com

http://www.wwagroup.com